UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 30, 2012

(Date of earliest event reported)

H.B. FULLER COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-09225

Minnesota	41-0268370
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1200 Willow Lake Boulevard

P.O. Box 64683

St. Paul, MN 55164-0683

(Address of principal executive offices, including zip code)

(651) 236-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated With Exit Or Disposal Activities.

On May 30, 2012, H.B. Fuller Company (the “Company”) approved a plan for the integration of the recently acquired Forbo Industrial Adhesives business in the Company’s Europe, India, Middle East and Africa (“EIMEA”) segment, including the closure of a total of five production facilities located in Europe. The facilities scheduled for closure are: Chatteris, United Kingdom; Pirmasens, Germany; and Vigo, Spain, as well as the previously announced closures planned for facilities in Borgolavezzaro, Italy, and Wels, Austria. This EIMEA integration plan is currently expected to be completed by the second quarter of fiscal year 2014. A copy of the press release that discusses this matter is furnished as Exhibit 99.1 to, and incorporated by reference in, this report.

The Company currently expects to incur exit costs of approximately $73.5 million ($59.7 million after-tax) related to these actions. This $73.5 million amount includes the $22.4 million of exit costs previously approved on January 26, 2012 related to the closing of the Borgolavezzaro, Italy and Wels, Austria facilities and the transfer of shared services functions to a single location in Mindelo, Portugal. The exit costs include after-tax cash expenditures of approximately $39.7 million for severance and related employee costs, approximately $16.3 million for other associated costs, primarily related to facility shutdowns, and non-cash charges (after-tax) of approximately $3.9 million related to accelerated depreciation of long-lived assets. The exit costs will be spread across a number of quarters as the measures are implemented, with approximately $25.2 million of the after-tax costs occurring in the first half of fiscal year 2012, approximately $17.8 million occurring in the second half of fiscal year 2012, approximately $10.8 million occurring in fiscal year 2013 and approximately $6.1 million occurring in fiscal year 2014.

At the time the Company announced its intentions to acquire the Industrial Adhesives business of Forbo Group in December 2011, the Company provided a broad outline of the expected cost synergy that could be captured from the combined businesses and the estimated cash costs required to achieve those benefits. The integration actions detailed in this filing are part of that overall global plan and are expected to generate synergy savings in line with our original projections. The cash costs to achieve these benefits, which are detailed here, plus the planned incremental capital expenditures which are required to implement these actions are also in line with our original projections.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated May 31, 2012, issued by H.B. Fuller Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H.B. FULLER COMPANY

By:	/s/ Timothy J. Keenan
Timothy J. Keenan
Vice President, General Counsel and Corporate Secretary

Date: May 31, 2012

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated May 31, 2012, issued by H.B. Fuller Company